Exhibit 10.5

SECURITY AGREEMENT

DATED July 23, 2018

BETWEEN

THE PERSONS LISTED IN SCHEDULE 1

as Chargors

AND

JPMORGAN CHASE BANK, N.A.

As Collateral Agent

CONTENTS

Clause			Page
1.	Interpretation		1
2.	Creation of Security		4
3.	Default Interest		8
4.	Undertakings		8
5.	Restrictions on dealings		9
6.	Shares		9
7.	Bank Accounts		12
8.	Perfection Requirements		12
9.	When Security becomes enforceable		14
10.	Enforcement of Security		14
11.	Receiver		15
12.	Powers of Receiver		16
13.	Application of proceeds		17
14.	Expenses and indemnity		17
15.	Delegation		17
16.	Further assurances		18
17.	Power of attorney		18
18.	Miscellaneous		18
19.	Release		19
20.	Calculations and certificates		19
21.	Partial invalidity		19
22.	Remedies and waivers		19
23.	Counterparts		20
24.	Governing law		20
25.	Enforcement		20

Schedule

1.	The Original Chargors		21
2.	Security Assets		22
	Part 1	Real Property	22
	Part 2	Shares	23
	Part 3	Plant and Machinery	24
	Part 4	Relevant Contracts	25
	Part 5	Intellectual Property	26
3.	Forms Of Letters For Bank Accounts		36
	Part 1	Notice To Account Bank	36
	Part 2	acknowledgement of account bank	38
4.	Forms Of Letters For Insurances		39
	Part 1	Form of Notice of Assignment	39
	Part 2	Form of Letter of Undertaking	41
5.	Forms Of Letter For Relevant Contracts		42
	Part 1	Notice To Counterparty	42
	Part 2	Acknowledgement Of Counterparty	43
6.	Form Of Security Accession Deed		44

Signatories			1

THIS DEED is dated July 23, 2018 and is made BETWEEN:

(1)	THE PERSONS listed in Schedule 1 as original chargors (in this capacity, the Original Chargors); and

(2)	JPMORGAN CHASE BANK, N.A. (the Collateral Agent) as collateral agent for the Secured Parties (as defined in the Credit Agreement defined below).

BACKGROUND:

(A)	Each Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Deed:

Act means the Law of Property Act 1925.

Account means each current, deposit or other account opened or maintained by a Chargor in England or Wales with the Collateral Agent or any other bank or financial institution (and any replacement account or subdivision or sub-account of that account).

Additional Chargor means a member of the Group which becomes a Chargor by executing a Deed of Accession.

Chargor means the Original Chargors and any Additional Chargor.

Credit Agreement means the facility agreement dated on or about the date of this Deed between, amongst others, the Parent, Administrative Agent and the Collateral Agent.

Deed of Accession means a deed substantially in the form of Schedule 6 (Form of Security Accession Deed)

Enforcement Period has the meaning given to it in Clause 9.1.

Insurance means any policy of insurance in which a Chargor may from time to time have an interest (in each case to the extent of its interest and excluding any third party insurances).

Intellectual Property means:

(a)	any know-how, patent, trade mark, service mark, design, business name, topographical or similar right; this includes the patents and trademarks (if any) specified in Part 5 of Schedule 2 (Security Assets) or in the schedule to any Deed of Accession by which it came a party to this Deed;

(b)	any copyright or other intellectual property monopoly right; or

(c)	any interest (including by way of licence) in any of the above,

in each case, whether registered or not and including all applications for any of the rights referred to in paragraphs (a), (b) and (c) above.

Mortgaged Property means all freehold and leasehold property which a Chargor purports to mortgage or charge under this Deed.

Party means a party to this Deed.

Plant and Machinery means in relation to any Chargor any plant, machinery, computers, office equipment or vehicles specified in Part 3 of Schedule 2 (Security Assets) opposite its name or in the schedule to any Deed of Accession by which it became party to this Deed.

Receiver means an administrative receiver, receiver and manager or a receiver (and includes the equivalent official in any other applicable jurisdiction), in each case, appointed under this Deed.

Related Rights means:

(a)	any dividend, interest or other distribution paid or payable in relation to any Shares; and

(b)	any right, money or property accruing or offered at any time in relation to any Shares by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise.

Relevant Contract means in relation to any Chargor any agreement specified in Part 4 of Schedule

2 (Security Assets) opposite its name or in the schedule to any Deed of Accession by which it became party to this Deed.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Chargor and the other Loan Parties to the Secured Parties under or in relation to this Deed, and all Secured Obligations (as such term is defined in the Credit Agreement) of each Chargor and the other Loan Parties to the Secured Parties under or in relation to the other Loan Documents or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement.

Secured Party has the meaning given to that term in the Credit Agreement.

Security means any Lien created, evidenced or conferred by or under this Deed.

Security Assets means all assets of each Chargor the subject of any security created by this Deed.

Security Period means the period beginning on the date of this Deed and ending on the date on which all of the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full (which expression shall not include a payment of a dividend in a liquidation, winding up or bankruptcy of less than 100%), all Letters of Credit and Commitments are terminated and all Commitments have expired or been terminated or expired (in each case, other than (A) contingent obligations and (B) Secured Swap Obligations and Secured Banking Services Obligations as to which arrangements satisfactory to the applicable Swap Provider, or Banking Services Provider have been made and (C) Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank have been made).

Shares means the shares specified in Part 2 of Schedule 2 (Security Assets) and any other shares in the Subject Companies of which any Chargor is or becomes the legal or beneficial owner.

Stock Transfer Form means a blank, undated stock transfer form in respect of the Shares duly executed as a deed by or on behalf of any Chargor.

Subject Companies means the Subsidiaries in which a Chargor owns any shares or other ownership interests.

1.2	Construction

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	The term:

(i)	certificated has the meaning given to it in the Uncertificated Securities Regulations 2001;

(ii)	clearance system means a person whose business is or includes the provision of clearance services or security accounts or any nominee or depository for that person;

(iii)	a Loan Document or other agreement or instrument includes (without prejudice to any prohibition on amendments) any amendment to that Loan Document or other agreement or instrument, including any change in the purpose of, any extension of or any increase in the amount of a facility or any additional facility;

(iv)	the term this Security means any security created by this Deed;

(v)	assets includes present and future properties, revenues and rights of every description;

(vi)	an amendment includes a supplement, restatement, amendment novation or re-enactment and amended is to be construed accordingly;

(vii)	an authorisation includes an authorisation, consent, approval, resolution or licence;

(viii)	a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(A)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(B)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(C)	notwithstanding clause (A) above, a period which commence on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate;

(ix)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(x)	a person includes any individual, firm, company, corporation, partnership, association, organisation, government, state, agency, trust or other entity (in each case whether or not having separate legal personality);

(xi)	a regulation includes any regulation, order, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory or self-regulatory authority or organisation;

(xii)	a provision of law is a reference to that provision as amended and includes any subordinate legislation;

(xiii)	a clause or a Schedule is a reference to a clause of or a Schedule to this Deed;

(xiv)	a time of day is a reference to London, England time;

(xv)	an obligation to any Chargor to do something shall include an obligation to procure that it is done and an obligation not to do something shall include an obligation not to permit, suffer or allow it;

(xvi)	an Event of Default is continuing if it has not been remedied or waived in writing, in accordance with the provisions of the Credit Agreement; and

(xvii)	a reference to administration shall include any equivalent or analogous proceedings under the laws of any other applicable jurisdiction.

(c)	Any covenant of a Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

(d)	The terms of the other Security Documents and of any side letters between any Parties in relation to any Security Document (as the case may be) are incorporated in this Deed to the extent required to ensure that any purported disposition of any freehold or leasehold property contained in this Deed is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(e)	If the Collateral Agent, acting reasonably, considers that an amount paid to a Secured Party under a Loan Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(f)	Unless the context otherwise requires, a reference to a Security Asset includes:

(i)	any part of that Security Asset;

(ii)	the proceeds of sale of that Security Asset; and

(iii)	any present and future assets of that type.

2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Deed:

(i)	is created in favour of the Collateral Agent;

(ii)	is created over present and future assets of the Chargors;

(iii)	is security for the payment, discharge and performance of all the Secured Liabilities; and

(iv)	is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

(b)	Unless otherwise expressly agreed in writing between the relevant Chargor and the Collateral Agent, no Security shall be created pursuant to this Deed over any asset or undertaking (including any minority shareholdings and any interests in joint ventures) which a Chargor is at any time prohibited from creating Security on or over by reason of any permitted contract, licence, lease, or instrument binding on such asset at the time of its acquisition (and not incurred in contemplation thereof) or other arrangement with a third party pursuant to a permitted contract binding on such asset at the time of its acquisition (and not incurred in contemplation thereof) and in each case, except to the extent such prohibition is rendered ineffective after giving effect to applicable laws.

(c)	The Collateral Agent holds the benefit of this Deed on trust for the Secured Parties.

(d)	The fact that no or incomplete details of any Security Asset are inserted in Schedule 2 (Security Assets) or in the schedule to any Deed of Accession (if any) by which any Chargor became party to this Deed does not affect the validity or enforceability of this Security.

2.2	Declaration of Trust

The Collateral Agent declares that it holds this Security on trust for the Secured Parties on the terms contained in this Deed.

2.3	Land

(a)	Each Chargor charges:

(i)	by way of a first legal mortgage all estates or interests in any freehold or leasehold property owned by it and all rights under any licence or other agreement or document which gives that Chargor a right to occupy or use property; this includes any specified in Part 1 of Schedule 2 (Security Assets) opposite its name or in Part 1 of the schedule to any Deed of Accession by which it became party to this Deed; and

(ii)	(to the extent that they are not the subject of a mortgage under subparagraph (i) above) by way of first fixed charge all estates or interests in any freehold or leasehold property owned by it and all rights under any licence or other agreement or document which gives that Chargor a right to occupy or use property.

(b)	A reference in this Deed to any freehold or leasehold property includes:

(i)	all buildings, erections, fixtures and fittings (including trade fixtures and fittings) and fixed plant and machinery on that property owned by the relevant Chargor; and

(ii)	the benefit of any covenants for title given or entered into by any predecessor in title of the relevant Chargor in respect of that property and any moneys paid or payable in respect of those covenants.

2.4	Shares

Each Chargor charges by way of a first fixed charge:

(a)	all of its Shares; and

(b)	all Related Rights.

2.5	Bank accounts and credit balances

Each Chargor charges by way of a first fixed charge all of its rights in respect of any amount standing to the credit of any Account and the debt represented by it.

2.6	Plant and machinery

Each Chargor charges by way of a first fixed charge all Plant and Machinery owned by it and its interest in any Plant and Machinery in its possession.

2.7	Insurances

(a)	Each Chargor assigns by way of security, subject to a proviso for reassignment on redemption, all amounts payable to it under or in connection with each of its Insurances and all of its rights in connection with those amounts.

(b)	To the extent that they are not effectively assigned under paragraph (a) above, each Chargor charges by way of first fixed charge all amounts and rights described in paragraph (a) above.

(c)	Each Chargor charges by way of first fixed charge all amounts payable to it under or in connection with each of its other Insurances and all of its rights in connection with those amounts.

(d)	A reference in this Subclause to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of a Chargor or any Additional Chargor to a third party.

2.8	Other contracts

(a)	Each Chargor assigns by way of security, subject to a proviso for re-assignment on redemption, all of its rights in respect of:

(i)	its Relevant Contracts;

(ii)	any letter of credit issued in its favour; and

(iii)	any bill of exchange or other negotiable instrument held by it.

(b)	To the extent that any right described in paragraph (a) above is not assignable or capable of assignment, the assignment of that right purported to be effected by paragraph (a) shall operate as an assignment of any damages, compensation, remuneration, profit, rent or income which that Chargor may derive from that right or be awarded or entitled to in respect of that right.

(c)	To the extent that they do not fall within any other Subclause of this Clause and are not effectively assigned under paragraph (a) or (b) above, each Chargor charges by way of first fixed charge all of its rights under each agreement and document to which it is a party.

2.9	Intellectual Property

Each Chargor charges by way of a first fixed charge all of its rights in respect of any Intellectual Property.

2.10	Miscellaneous

Each Chargor charges by way of a first fixed charge:

(a)	any beneficial interest, claim or entitlement it has to any assets of any pension fund;

(b)	its goodwill;

(c)	the benefit of any authorisation (statutory or otherwise) held in connection with its business or the use of any Security Asset;

(d)	the right to recover and receive compensation which may be payable to it in respect of any authorisation referred to in paragraph (c) above; and

(e)	its uncalled capital.

2.11	Floating charge

(a)	Each Chargor charges by way of a first floating charge all of its assets whatsoever and wheresoever not otherwise effectively mortgaged, charged or assigned under this Deed.

(b)	Except as provided below, the Collateral Agent may by notice in writing to a Chargor convert the floating charge created by that Chargor under this Deed into a fixed charge as regards any of that Chargor’s assets specified in that notice, if:

(i)	an Event of Default is continuing;

(ii)	the Collateral Agent reasonably considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy; or

(iii)	that Chargor fails to comply, or takes or threatens to take any action which, in the reasonable opinion of the Collateral Agent, is likely to result in it failing to comply with its obligations under Clause 5(a) (Restrictions on dealing).

(c)	The floating charge created under this Deed may not be converted into a fixed charge solely by reason of:

(i)	the obtaining of a moratorium; or

(ii)	anything done with a view to obtaining a moratorium,

under section 1A to the Insolvency Act 1986.

(d)	The floating charge created under this Deed will (in addition to the circumstances in which the same will occur under general law) automatically convert into a fixed charge over all of each Chargor’s assets if an administrator is appointed or the Collateral Agent receives notice of an intention to appoint an administrator

(e)	The floating charge created under this Deed is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

(f)	The giving by the Collateral Agent of a notice under paragraph (b) above in relation to any asset of a Chargor will not be construed as a waiver or abandonment of the Collateral Agent’s rights to give any other notice in respect of any other asset or of any other right of any other Secured Party under this Deed or any other Security Document.

3.	DEFAULT INTEREST

Each Chargor shall pay interest on demand at the default rate of interest specified in the Credit Agreement and in accordance with the terms of the Credit Agreement on all amounts (including principal, interest, costs and amounts recoverable from that Chargor by way of indemnity) due but not paid by that Chargor to the Collateral Agent under this Deed from the due date of payment until the date of the actual payment to the Collateral Agent whether before or after judgment.

4.	UNDERTAKINGS

4.1	Undertakings in respect of the Subject Companies

Each Chargor undertakes and covenants with the Collateral Agent that, during the Security Period, it shall ensure that each Subject Company does not take any of the following actions without the prior written consent of the Collateral Agent, unless such actions are permitted under the terms of the Loan Documents:

(a)	reduce its share capital in any way or purchase, redeem or otherwise acquire any of the Shares;

(b)	issue any further shares in any Subject Company or grant any options to acquire shares in the Subject Company;

(c)	re-register as a company of another type under the Companies Act 2006;

(d)	participate in any merger, consolidation or arrangement under the Companies Act 2006; or

(e)	amend the memorandum or articles of association of any Subject Company in any way that may reasonably be considered to be prejudicial to the interest of the Collateral Agent.

4.2	General Undertakings

Each Chargor further undertakes and covenants with the Collateral Agent that during the Security Period, it:

(a)	shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required to enable it lawfully to enter into and perform its obligations under this Deed;

(b)	unless otherwise permitted under the terms of the Loan Documents, shall not knowingly do or cause or permit to be done anything which may in any way materially depreciate, jeopardise or otherwise prejudice the value to the Collateral Agent of the security created by this Deed;

(c)	shall notify the Collateral Agent of the occurrence of any event which results in or may reasonably be considered likely to result in any of the representations and warranties made in Clause 6 (Representations) being untrue in any material respect when made or when deemed to be repeated; and

(d)	shall not, without the prior written consent of the Collateral Agent, except as permitted in the Loan Documents:

(i)	permit any person other than that Chargor to be registered as holder of the Security Assets or any part thereof;

(ii)	create or purport to create or permit to subsist any mortgage, debenture, charge, lien or encumbrance (other than in favour of the Collateral Agent) on or over the Security Assets or any part thereof or interest therein; or

(iii)	sell, transfer or otherwise dispose of the Security Assets or any part thereof or interest therein or attempt to agree so to do.

5.	RESTRICTIONS ON DEALINGS

No Chargor may:

(a)	create or allow to exist any Security on any of its assets; or

(b)	either in a single transaction or in a serious of transactions and whether related or not and whether voluntarily or involuntarily dispose of all or any part of its assets,

unless permitted under the Credit Agreement.

6.	SHARES

6.1	Representations

(a)	Each Chargor represents and warrants to each Secured Party that:

(i)	its Shares are duly authorised, validly issued and fully paid and are not subject to any option to purchase or similar right;

(ii)	its Shares represent the whole of the issued share capital of each of the relevant Subject Company;

(iii)	it is the sole legal and beneficial owner of its Shares.

(b)	Each Share is fully paid or credited as fully paid, no calls have been made in respect of the thereof and remain unpaid and no calls can be made in respect of such Shares in the future.

6.2	Times for making representations

(a)	The representations and warranties set out in this Deed are made by each Original Chargor on the date of this Deed.

(b)	Each representation and warranty under this Deed is deemed to be repeated by each Chargor which becomes party to this Deed by a Deed of Accession, on the date on which that Chargor becomes a Chargor.

(c)	When a representation and warranty is deemed to be repeated, it is deemed to be made by reference to the circumstances existing at the time of repetition.

6.3	Deposit

Each Chargor must as soon as reasonably practicable following the date of this Deed (and in any event within 5 Business Days) deposit with the Collateral Agent or, as the Collateral Agent may direct:

(a)	all share certificates in relation to the Shares; and

(b)	all Stock Transfer Forms in relation to the Shares.

6.4	Changes to rights

No Chargor may, without prior written consent of the Collateral Agent, take or allow the taking of any action on its behalf which may result in the rights attaching to any of its Security Assets being altered in any way that may reasonably be considered to be prejudicial to the interest of the Secured Parties or further Shares being issued.

6.5	Calls

(a)	Each Chargor must pay all calls and other payments due and payable in respect of any Security Assets.

(b)	If a Chargor fails to do so, the Collateral Agent may pay those calls or other payments on behalf of that Chargor. That Chargor must promptly on request reimburse the Collateral Agent for any payment made by the Collateral Agent under this Clause 6.5 (Calls).

6.6	Other obligations in respect of Security Assets

(a)	Each Chargor must comply with all requests for information which is within its knowledge and which are made under any law or regulation or by any listing or other authority or any similar provision contained in any articles of association or other constitutional document relating to any Security Assets.

(b)	Each Chargor must as soon as reasonably practicable supply to the Collateral Agent a copy of any information referred to in paragraph (a) above.

(c)	No Secured Party is obliged to:

(i)	perform any obligation of a Chargor;

(ii)	make any payment, or make any enquiry as to the nature or sufficiency of any payment received by it or a Chargor; or

(iii)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Deed,

in respect of any Security Assets.

6.7	Dividends and voting rights

(a)	Except during the Enforcement Period, each Chargor may continue to exercise the voting rights, powers and other rights in respect of the Security Assets provided that each Chargor shall not, without prior written consent of the Collateral Agent, exercise such voting rights, or otherwise permit or agree to:

(i)	any variation of the rights attaching to or conferred by the Security Assets or any part of them in any way that may reasonably be considered to be prejudicial to the interest of the Secured Parties;

(ii)	any increase or reduction in the authorised share capital (if any) of any Subject Company in any manner which, in the opinion of the Collateral Agent (acting reasonably), would or would be likely to materially impair the value of or materially prejudice the ability of the Collateral Agent to realise the Security; or

(iii)	any issue of any further shares of any Subject Company (unless such shares are issued to a Chargor and made subject to the terms of this Deed immediately upon the issue thereof in a manner reasonably satisfactory to the Collateral Agent).

(b)	Except during the Enforcement Period, all dividends or other income or distributions paid or payable in relation to any Security Assets must be paid to the relevant Chargor to the extent not prohibited by any Loan Document. During the Enforcement Period, the Collateral Agent or its nominee shall be entitled to cause the Security Assets to be registered in its name and may in its discretion exercise or refrain from exercising:

(i)	any voting rights; and

(ii)	any other powers or rights which may be exercised by the legal or beneficial owner of any Security Assets, any person who is the holder of any Security Assets or otherwise,

in each case, in the name of the relevant Chargor, the registered holder or otherwise and without any further consent or authority on the part of the relevant Chargor and irrespective of any direction given by the relevant Chargor.

(c)	If any Security Asset remains registered in the names of the Chargors, each Chargor irrevocably appoints the Collateral Agent or its nominee as its proxy to exercise all voting rights in respect of those Security Assets during the Enforcement Period.

(d)	Each Chargor must indemnify the Collateral Agent against any loss or liability incurred by the Collateral Agent as a consequence of the Collateral Agent acting in respect of the Security Assets at the direction of that Chargor.

6.8	Financial Collateral

(a)	To the extent that the assets mortgaged or charged under this Deed constitute “financial collateral” and this Deed and the obligations of the Chargors under this Deed constitute a “security financial collateral arrangement” (in each case for the purpose of and as defined in the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226)) the Collateral Agent will have the right during the Enforcement Period to appropriate all or any part of that financial collateral in or towards the satisfaction of the Secured Liabilities.

(b)	Where any financial collateral is appropriated:

(i)	if the financial collateral is listed or traded on a recognised exchange its value will be taken as the value at which it could have been sold on the exchange on the date of appropriation; or

(ii)	in any other case, the value of the financial collateral will be such amount as the Collateral Agent reasonably determines having taken into account advice obtained by it from an independent investment or accountancy firm of national standing selected by it, and each Secured Party will give credit for the proportion of the value of the financial collateral appropriated to its use.

7.	BANK ACCOUNTS

7.1	Withdrawals

(a)	Except during an Enforcement Period, each Chargor may withdraw any moneys (including interest) standing to the credit of any Account.

(b)	Except with the prior consent of the Collateral Agent, during an Enforcement Period (in respect of which the Collateral Agent has given notice to the relevant Chargor), no Chargor may withdraw any moneys (including interest) standing to the credit of any Account.

8.	PERFECTION REQUIREMENTS

8.1	Bank accounts

(a)	Each Chargor must:

(i)	as soon as reasonably practicable and in any event within ten Business Days of the date of this Deed or any Deed of Accession or, if later, the date on which it opens a new Account (as applicable), serve a notice of charge, substantially in the form set out in Part 1 of Schedule 3 (Forms of Letters for Bank Accounts) on each Account Bank; and

(ii)	use its reasonable endeavours (not involving the payment of money or incurrence of any external expenses) to ensure that each Account Bank acknowledges the notice, substantially in the form set out in Part 2 of Schedule 3 (Forms of Letters for Bank Accounts) within 30 Business Days of service of such notice, provided that the Chargor’s obligation under this paragraph (ii) shall cease upon expiration of such period.

(b)	During an Enforcement Period and upon written notice by the Collateral Agent, each Chargor must (unless already done so pursuant to Clause 8.1(a) or otherwise instructed by the Collateral Agent):

(i)	promptly serve a notice, substantially in the form set out in Part 1 of Schedule 3 (Forms of Letters for Bank Accounts) on any bank with which that Chargor holds an account; and

(ii)	use its reasonable endeavours to ensure that each bank acknowledges the notice, substantially in the form set out in Part 2 of Schedule 3 (Forms of Letters for Bank Accounts).

(c)	A notice of charge required to be served under paragraph (a) or (b) above may be served by the Parent in its capacity as agent of any other Chargor.

(d)	The execution of this Deed by each Chargor and the Collateral Agent shall constitute notice to, and acknowledgement by, the Collateral Agent of the charge created over any Account opened or maintained with the Collateral Agent.

8.2	Insurances

Each Chargor must:

(a)	within ten Business Days after the date of this Deed or any Deed of Accession or, if later, the date of entry into any Insurance (as appropriate), give notice of this Deed (or Deed of Accession) to each of the other parties to each of the Insurances by sending a notice substantially in the form of Part 1 of Schedule 4 (Forms of Letters for Insurances); and

(b)	use its reasonable endeavours to procure that each such other party delivers a letter of undertaking to the Collateral Agent in the form of Part 2 of Schedule 4 (Forms of Letters for Insurances) within 30 Business Days of the date of that notice, provided that the Chargor’s obligation under this paragraph (b) shall cease upon expiration of such period.

8.3	Relevant Contracts

During an Enforcement Period and upon written notice by the Collateral Agent, each Chargor must:

(a)	promptly serve a notice of assignment, substantially in the form of Part 1 of Schedule 5 (Forms of letter for Relevant Contracts), on each of the other parties to each of its Relevant Contracts; and

(b)	use reasonable endeavours to procure that each of those other parties acknowledges that notice, substantially in the form of Part 2 of Schedule 5 (Forms of letter for Relevant Contracts) within 14 days of the date of that notice.

8.4	Land

(a)	If a Chargor owns or acquires any freehold or leasehold property after the date of this Deed it shall:

(i)	as soon as reasonably practicable after request by the Collateral Agent and at the cost of that Chargor, execute and deliver to the Collateral Agent a legal mortgage over that property in favour of the Collateral Agent in a form which the Collateral Agent may reasonably require;

(ii)	if the title to that freehold or leasehold property is registered at HM Land Registry or required to be so registered, give HM Land Registry written notice of this Security; and

(iii)	if applicable, ensure that this Security is correctly noted in the Register of Title against that title at HM Land Registry.

(b)	Each Chargor consents to a restriction in the following terms being entered into on the Register of Title relating to any Mortgaged Property registered at HM Land Registry:

“No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the charge dated [                     ] in favour of [                    ] referred to in the charges register or their conveyancer. (Standard Form P)”.

(c)	Each Chargor shall as soon as reasonably practicable deposit with the Collateral Agent all deeds and documents of title relating to its Mortgaged Property and all local land charges, land charges and HM Land Registry search certificates and similar documents received by it or on its behalf.

8.5	Intellectual Property

Each Chargor must as soon as reasonably practicable, if requested to do so by the Collateral Agent, sign or procure the signature of, and comply with all reasonable instructions of the Collateral Agent in respect of, any document required to make entries in any public register with respect to the Collateral Agent’s security interest in Intellectual Property (including the United Kingdom Trade Marks Register, the European Patent Office, the European Union Intellectual Property Office, the United States Patent and Trademark Office, the United States Copyright Office and Uniform Commercial Code financing statements in the applicable Uniform Commercial Code jurisdictions) which either record the existence of this Deed or the restrictions on disposal imposed by this Deed in relation to any Intellectual Property of that Chargor.

8.6	Intra-group notices

Each Chargor, by its entry into this Deed and as a party to this Deed, is deemed to have served notice of assignment or charge to each other Chargor in respect of any agreement to which they are both a party, and each Chargor is deemed to have acknowledged that notice.

9.	WHEN SECURITY BECOMES ENFORCEABLE

9.1	Event of Default

This Security will become immediately enforceable if an Event of Default has occurred and is continuing (the Enforcement Period).

9.2	Discretion

At any time during the Enforcement Period, the Collateral Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit.

9.3	Registration

The Collateral Agent shall be entitled at any time during an Enforcement Period to complete any Stock Transfer Forms then held by the Collateral Agent in respect of the Security Assets in the name of the Collateral Agent and each Chargor shall do whatever the Collateral Agent requires in order to procure the prompt registration of such transfer and the prompt issue of a new certificate or certificates for the relevant Security Assets in the name of the Collateral Agent.

10.	ENFORCEMENT OF SECURITY

10.1	General

(a)	For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(b)	Section 103 of the Act (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to this Security.

(c)	The statutory powers of leasing conferred on the Collateral Agent are extended so as to authorise the Collateral Agent to lease, make agreements for leases, accept surrenders of leases and grant options as the Collateral Agent may think fit and without the need to comply with any provision of section 99 or section 100 of the Act.

10.2	No liability as mortgagee in possession

Neither the Collateral Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

10.3	Privileges

Each Receiver and the Collateral Agent is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that Section 103 of the Act does not apply.

10.4	Protection of third parties

No person (including a purchaser) dealing with the Collateral Agent or a Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Liabilities have become payable;

(b)	whether any power which the Collateral Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Loan Documents; or

(d)	how any money paid to the Collateral Agent or to that Receiver is to be applied.

10.5	Redemption of prior mortgages

(a)	At any time during the Enforcement Period, the Collateral Agent may:

(i)	redeem any prior Lien against any Security Asset; and/or

(ii)	procure the transfer of that Lien to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on any Chargor.

(b)	Each Chargor must pay to the Collateral Agent, immediately on demand, the costs and expenses incurred by the Collateral Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest.

10.6	Contingencies

If this Security is enforced at a time when no amount is due under the Loan Documents but at a time when amounts may or will become due, the Collateral Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

11.	RECEIVER

11.1	Appointment of Receiver

(a)	Except as provided below, the Collateral Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets:

(i)	within the Enforcement Period; or

(ii)	if a Chargor so requests the Collateral Agent in writing at any time.

(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed.

(d)	The Collateral Agent is not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under Section 1A of the Insolvency Act 1986.

(e)	The Collateral Agent shall not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Security Assets if the Collateral Agent is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies.

11.2	Removal

The Collateral Agent may by writing under its hand remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3	Remuneration

The Collateral Agent may fix the remuneration of any Receiver appointed by it and any maximum rate imposed by law (including under section 109(6) of the Act) will not apply.

11.4	Agent of each Chargor

(a)	A Receiver will be deemed to be the agent of the relevant Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The relevant Chargor is solely responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	No Secured Party will incur any liability (either to a Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

11.5	Relationship with Collateral Agent

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may during the Enforcement Period be exercised by the Collateral Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

12.	POWERS OF RECEIVER

12.1	General

(a)	A Receiver has all the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law. This includes all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the Act and the Insolvency Act, 1986.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

12.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

12.3	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

12.4	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

12.5	Delegation

A Receiver may delegate his powers in accordance with this Deed.

12.6	Other powers

A Receiver may:

(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of any Chargor for any of the above purposes.

13.	APPLICATION OF PROCEEDS

(a)	All amounts from time to time received or recovered by the Collateral Agent or any Receiver pursuant to the terms of this Deed or in connection with the realisation or enforcement of all or any part of this Security will be held by the Collateral Agent and applied in or towards payment of or provision for the Secured Liabilities in accordance with the terms of the Credit Agreement.

(b)	This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Secured Party to recover any shortfall from any Chargor.

14.	EXPENSES AND INDEMNITY

Each Chargor must:

(a)	within five Business Days of demand pay all costs and expenses (including legal fees) reasonably incurred in connection with this Deed by any Secured Party, Receiver, attorney, manager, agent or other person appointed by the Collateral Agent under this Deed; and

(b)	keep each of them indemnified against any failure or delay in paying those costs or expenses.

15.	DELEGATION

15.1	Power of Attorney

The Collateral Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

15.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Collateral Agent or any Receiver may think fit.

15.3	Liability

Neither the Collateral Agent nor any Receiver will be in any way liable or responsible to any Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

16.	FURTHER ASSURANCES

Each Chargor must, at its own expense, take whatever action the Collateral Agent or a Receiver may reasonably request for:

(a)	creating, perfecting or protecting any security intended to be created by this Deed; or

(b)	facilitating the realisation of any Security Asset or the exercise of any right, power or discretion exercisable, by the Collateral Agent or any Receiver or any of their delegates or sub-delegates in respect of any Security Asset.

This includes:

(i)	the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Collateral Agent or to its nominee; and

(ii)	the giving of any notice, order or direction and the making of any registration,

which, in any such case, the Collateral Agent may reasonably think expedient.

17.	POWER OF ATTORNEY

Each Chargor, by way of security, irrevocably and severally appoints the Collateral Agent, each Receiver and any of their delegates or sub-delegates to be its attorney during an Enforcement Period to take any action which that Chargor is obliged to take under this Deed, or may be deemed by such attorney necessary or desirable for any purpose of this Deed or to enhance or perfect the security intended to be constituted by it or to convey or transfer legal ownership of any Security Asset. Each Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

18.	MISCELLANEOUS

18.1	Covenant to pay

Each Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Loan Documents.

18.2	Tacking

Each Lender must perform its obligations under the Credit Agreement (including any obligation to make available further advances).

18.3	New Accounts

(a)	If any subsequent charge or other interest affects any Security Asset, any Secured Party may open a new account with any Chargor.

(b)	If a Secured Party does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other interest.

(c)	As from that time all payments made to that Secured Party will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

19.	RELEASE

At the end of the Security Period, the Collateral Agent shall, at the request and reasonable cost of each Chargor, take whatever action is reasonably necessary to release its Security Assets from this Security, in each case without recourse to or any representation or warranty by or from any Secured Party and subject to the Collateral Agent’s receipt, upon request, of a certification by the Borrower and the Chargor stating that such transaction and release are in compliance with the Credit Agreement and the other Loan Documents and as to such other matters as the Collateral Agent may reasonably request.

20.	CALCULATIONS AND CERTIFICATES

20.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by a Secured Party are prima facie evidence of the matters to which they relate.

20.2	Certificates and determinations

Any certification or determination by a Secured Party of a rate or amount under any Loan Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

20.3	Day count conventions

Any interest, commission or fee accruing under this Deed will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

21.	PARTIAL INVALIDITY

If, at any time, any term of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Deed; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Deed.

22.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under this Deed will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.

23.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

24.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

25.	ENFORCEMENT

25.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a Dispute).

(b)	The Parties agree that the English courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 25.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, to the extent allowed by law:

(i)	no Secured Party will be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction; and

(ii)	the Secured Parties may take concurrent proceedings in any number of jurisdictions.

25.2	Waiver of immunity

Each Chargor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Secured Party against it in relation to this Deed and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

THIS DEED has been entered into and executed as a deed by the Original Chargors with the intention that it be delivered on the date stated at the beginning of this deed.

SCHEDULE 1

THE ORIGINAL CHARGORS

Name of Chargor	Company Number	Registered Office Address

Mimecast UK Limited	04698693	6th Floor Citypoint, One Ropemaker Street, London, United Kingdom, EC2Y 9AW

Mimecast Services Limited	04901524	6th Floor Citypoint, One Ropemaker Street, London EC2Y 9AW

Mimecast USD Limited	09102524	6th Floor Citypoint, One Ropemaker St, London EC2Y 9AW

Mimecast Development Limited	10476935	Citypoint One Ropemaker Street, Moorgate, London, United Kingdom, EC2Y 9HU

SIGNATORIES

Original Chargors

EXECUTED AS A DEED by
MIMECAST UK LIMITED
acting by

/s/ Peter Andrew James Campbell

Director

In the presence of:

Witness’s signature:	/s/ Tracey Firman

Name:	Tracey Firman

Address:	***

English Law Debenture Signature Page

EXECUTED AS A DEED by
MIMECAST SERVICES LIMITED
acting by

/s/ Peter Andrew James Campbell

Director

In the presence of:

Witness’s signature:	/s/ Tracey Firman

Name:	Tracey Firman

Address:	***

English Law Debenture Signature Page

EXECUTED AS A DEED by
MIMECAST DEVELOPMENT LIMITED
acting by

/s/ Peter Andrew James Campbell

Director

In the presence of:

Witness’s signature:	Tracey Firman

Name:	/s/ Tracey Firman

Address:	***

English Law Debenture Signature Page

EXECUTED AS A DEED by
MIMECAST USD LIMITED
acting by

/s/ Peter Andrew James Campbell

Director

In the presence of:

Witness’s signature:	/s/ Tracey Firman

Name:	Tracey Firman

Address:	***

English Law Debenture Signature Page

Collateral Agent

JPMORGAN CHASE BANK, N.A.

By:	/s/ Eleftherios Karsos

English Law Debenture Signature Page